Zulu Energy Corp.
122 N. Main Street
Sheridan, Wyoming 82801
Telephone: (307) 751-5517

April 25, 2008

To:
The holders of options (individually an “Option Holder” and collectively the “Option Holders”) to purchase shares (the “Shares”) of common stock (the “Common Stock”) of Zulu Energy Corp. (the “Company”)

Dear Option Holder:

This letter agreement (the “Agreement”) sets forth the terms and conditions under which the Option Holders who have acquired options to purchase Common Stock (the “Options”) agree to amend their options to temporarily delay their ability to exercise any Option held by such Option Holder.

As you may be aware, the Company is in the process of obtaining funds through one or more financings (each a “Financing”) sufficient to commence exploration operations on the Company’s leased properties in the Republic of Botswana (the “Exploration Operations”).

The Company currently has 100,000,000 shares of Common Stock authorized under its Articles of Incorporation, as amended (the “Articles”), and such amount of authorized shares is insufficient to accomplish the financing(s) required to obtain funds sufficient to consummate the Exploration Operations. The Company intends to amend the Articles to increase its authorized shares of Common Stock to at least 150,000,000 shares of Common Stock as promptly as practicable after the closing of the initial Financing, which is anticipated to close on Monday, April 28, 2008.

Each Option Holder holds Options, which are fully vested, pursuant to each Option Holder’s employment agreement with the Company.

To facilitate the Company’s ability to accomplish the Financing(s) and to raise funds sufficient to consummate the Exploration Operations, the undersigned Option Holder agrees to waive certain rights concerning the exercise of his Options and to enter into certain other agreements as further described below.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees as follows:

1.
Waiver and Agreement. Each of the undersigned Option Holders hereby consents and agrees to waive such Option Holder’s right and ability to exercise any Option held by such Option Holder until such time as the Company has amended its Articles to increase its authorized shares of Common Stock to at least 150,000,000 shares.

2.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

3.	Captions. Section captions and headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

4.
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.
Counterparts and Execution of Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures of all purposes.

6.
Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties and their respective successors and assigns.

7.
Enforceability. The parties further acknowledge and agree that the enforceability of this Agreement as it pertains to the undersigned Option Holder shall not be dependent upon obtaining an executed Agreement from any other Option Holder or any other holder of the Company’s securities.

8.
Full Force and Effect. Except as specifically stated in this Agreement (i) this Agreement shall not limit, diminish or waive the obligations of the parties under the Options, and (ii) the parties reaffirm their obligations under the Options and agree that the Options remain in full force.

9.
Information. The Option Holder acknowledges that it has all information needed to enter into the agreements and make the waivers contemplated by this Agreement and if it has requested any information from the Company it acknowledges receiving the same.

[Remainder of Page Intentionally Left Blank]

If you accept the foregoing terms, please execute in the space provided below and return one copy to the Company as soon as possible.

Sincerely,

ZULU ENERGY CORP.

By:
James Hostetler
Executive Vice President

AGREED AND ACCEPTED effective as of the date set forth above:

OPTION HOLDER:

Signature of Individual Option Holder:
Printed Name of Individual Option Holder:	Paul Stroud

Address

City, State, Postal or Zip Code, Country

[Signature Page to Option Holder Letter Agreement]